Exhibit 10.2

Blackstone Capital Partners V L.P.

Blackstone Management Associates V L.L.C., General Partner

July 15, 2007

ReAble Therapeutics Finance LLC

9800 Metric Blvd.
Austin, TX 78758

Ladies and Gentlemen:

Reference is made to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of the date hereof, to be entered into by and among ReAble Therapeutics Finance LLC, a Delaware limited liability company (the “Parent”), Reaction Acquisition Merger Sub, Inc., a Delaware corporation formed by the Parent (“Merger Sub”) and DJO Incorporated, a Delaware corporation (the “Company”), pursuant to which Merger Sub will be merged with and into the Company and the Company will continue its existence as the surviving corporation.  Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement.

This letter agreement will confirm the commitment of Blackstone Capital Partners V L.P. (“Blackstone”) to provide to you at the time of the Closing under the Merger Agreement an equity contribution of up to $408.4 million solely for purposes of funding, and to the extent necessary to fund, the Merger Consideration and other transactions pursuant to and in accordance with the Merger Agreement and related fees and expenses; provided that Blackstone shall not, under any circumstances, be obligated to contribute to you more than the amount specified above.  The amount to be funded under this letter agreement may be reduced by Blackstone in the event that you do not require all of the funds with respect to which commitments have been made hereunder in order to consummate the transactions contemplated by the Merger Agreement.  We may allocate a portion of our investment to our related co-investor vehicles or alternative investment vehicles (Blackstone, together with such other entities, the “Investors”); provided, however that such allocation will not reduce Blackstone’s commitment hereunder.

Notwithstanding anything herein to the contrary, the Investors’ obligations to fund their commitments under this letter agreement are subject to the terms of this letter agreement and to the satisfaction or waiver of all the conditions set forth in Sections 7.1 and 7.2 of the Merger Agreement, and will occur simultaneously with the Closing.  No waiver by the Parent or Merger Sub of any conditions set forth in Sections 7.1 and 7.2 of, or other amendment or modification to, the Merger Agreement may be made without Blackstone’s prior written consent (which consent shall not be unreasonably withheld).

You agree to indemnify and to hold harmless the Investors from and against any and all actions, suits, proceedings (including any investigations or inquiries), losses, claims, damages, liabilities or expenses of any kind or nature whatsoever that may be incurred by or asserted against or involve any Investors or any of their respective partners, members, officers, agents or employees as a result of or arising out of or in any way related to the transactions described in this letter agreement.  You further agree to pay to or reimburse the Investors upon demand any legal or other expenses incurred by the Investors in connection with investigating, defending, or preparing to defend any such action, suit, claim or proceedings (including any inquiry or investigation).  You also agree to pay or reimburse to the Investors all reasonable out-of-pocket expenses of the Investors incurred in connection with evaluating the transactions contemplated by this letter agreement and negotiating, documenting and closing the transactions contemplated hereby and by the Merger Agreement, including reasonable expenses for attorneys, accountants and other professional services obtained by us.  The provisions of this paragraph are independent of all other obligations of the Parent hereunder and shall survive termination or expiration of this letter agreement but shall terminate upon the closing of the equity contribution to the Parent contemplated by this letter agreement.

Notwithstanding anything that may be expressed or implied in this letter agreement or any document or instrument delivered contemporaneously herewith, and notwithstanding the fact that the Investors may be partnerships or limited liability companies, the Parent by its acceptance of the benefits of this letter agreement, covenants, agrees and acknowledges that no individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization, including any Governmental Entity (a “Person”) other than the Investors shall have any obligation hereunder, and that the Parent has no right of recovery against, and no liability shall attach to, be imposed on or otherwise be incurred by the Investors or the former, current or future stockholders, directors, officers, employees, agents, affiliates, members, managers, general or limited partners, or assignees of the Investors or any former, current or future stockholder, director, officer, employee, agent, affiliate, member, manager, general or limited partner, or assignee of any of the foregoing (each, other than the Investors, an “Affiliate”), whether by or through attempted piercing of the corporate veil, by or through a claim by or on behalf of the Parent against the Investors or any Affiliate, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute, regulation or applicable law, or otherwise, except for the Parent’s right to be capitalized by the Investors under and to the extent provided in this letter agreement and subject to the terms and conditions hereof.  The Parent hereby covenants and agrees that it shall not institute, and shall cause its affiliates not to institute, any proceeding or bring any other claim arising under, or in connection with, the Merger Agreement or the transactions contemplated thereby, against the Investors or any Affiliate except for claims solely against the Investors under this letter agreement.  Recourse against the Investors under this letter agreement shall be the sole and exclusive remedy of the Parent and its affiliates against the Investors or any Affiliate in respect of liabilities or obligations arising under, or in connection with, the Agreement or the transactions contemplated thereby.

This letter agreement will become effective upon its acceptance by you, as evidenced by the delivery to us of a counterpart of this letter agreement executed by you.  This letter agreement will terminate automatically and immediately on March 15, 2008 or such earlier date on which the Merger Agreement is terminated.  Any delivery of this letter agreement to the Company or Merger Sub or to any other Person prior to your delivery to us of a counterpart of this letter agreement executed by you will render this letter agreement null and void.

Neither this letter agreement nor any of the rights and obligations described herein may be assigned, other than by us in accordance with the last sentence of the second paragraph of this letter agreement.  Nothing set forth in this letter agreement shall be construed to confer upon or give to any Person other than the Parent any rights or remedies under or by reason of this commitment or to confer upon or give to any Person any rights or remedies against any Person other than the undersigned under or by reason of this commitment. The Parent’s creditors shall have no right to enforce this letter agreement or to cause the Parent to enforce this letter agreement.

This letter agreement may be executed in counterparts.  This letter agreement shall be governed by the laws of the State of New York.  Each of the parties hereto hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of New York and the courts of the United States of America located in the State of New York for any litigation arising out of or relating to this letter agreement or the transactions contemplated hereby.  Each of the parties hereby irrevocably and unconditionally waives any objection to the laying of venue of any litigation arising out of this letter agreement or the transactions contemplated hereby in the courts of the State of New York or the courts of the United States of America located in the State of New York and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such litigation brought in any such court has been brought in an inconvenient forum.

EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS LETTER AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

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Very truly yours,

BLACKSTONE CAPITAL PARTNERS V L.P.

By: Blackstone Management Associates V L.L.C.,
its General Partner

By:	/s/ Chinh E. Chu
Name: Chinh E. Chu
Title: Member

Accepted and Agreed:

REABLE THERAPEUTICS FINANCE LLC

By:	/s/ Harry L. Zimmerman
Name: Harry L. Zimmerman
Title: EVP-General Counsel

[Equity Commitment Letter Signature Page]